To :	Board of Directors
Infosmart Group, Inc.

Date : 20 September 2010

RESIGNATION

I hereby tender my resignation as Chief Executive Officer and President of Infosmart Group Inc. with immediately effect due to my personal reasons.

Yours faithfully,

Kwok Chung Lit